Exhibit 99.1

FOR IMMEDIATE RELEASE

Date: March 22, 2004

Contact: Leigh J. Abrams, President and CEO

Phone: (914) 428-9098   Fax: (914) 428-4581

E Mail: Drew@drewindustries.com

DREW ANNOUNCES AGREEMENT IN PRINCIPLE TO ACQUIRE CHASSIS MANUFACTURER ZIEMAN MANUFACTURING COMPANY

White Plains, NY – March 22, 2004 – Drew Industries Incorporated (NYSE: DW) today announced that it had reached an agreement in principle to acquire Zieman Manufacturing Company. Closing of the transaction is subject to Drew’s completion of due diligence and the signing of definitive agreements. At this point, the parties anticipate a mid-April closing. Terms of the all-cash purchase price were not disclosed at this time.

Privately-held Zieman, which recorded sales of $44 million in 2003, manufactures chassis and chassis parts for recreational vehicles (primarily travel and fifth wheel trailers) and manufactured homes. In addition, Zieman manufactures trailers for equipment hauling, boats, personal watercrafts and snowmobiles, as well as specialty chassis for modular offices. The RV and manufactured housing business represents 54 percent of sales, with the specialty trailer business comprising the remaining 46 percent.

Founded in 1946, Whittier, California-based Zieman operates from eight factories on the West Coast. The owners of Zieman will continue with the Company, which will become part of Lippert Components, Inc., Drew’s wholly-owned chassis and RV slide-out manufacturer headquartered in Goshen, Indiana. If the acquisition is consummated, Zieman’s operations are expected to be immediately accretive to Drew’s earnings.

“Zieman’s operations are a natural extension of our RV and MH chassis business on the West Coast. Further, this acquisition brings us manufacturing capabilities for specialty trailers for boats, snowmobiles and other recreational products, markets we do not presently serve,” said Jason Lippert, President and CEO of Lippert Components. “Over time, we expect the addition of Zieman to afford us the opportunity to expand this business to Lippert’s factories in other regions of the country.”

The acquisition of Zieman, if completed, would be Drew’s third acquisition in the last nine months, each of which bring complementary products and new growth and profit potential to the Company.

“This planned acquisition would be another example of Drew’s ability to use its strong cash flow and balance sheet position to expand within our core RV and MH industries, and also outward to entirely new, but closely related product lines,” said Leigh J. Abrams, President and CEO of Drew. “We anticipate that our management team at Lippert Components will work closely with Zieman’s management to realize substantial savings and further growth opportunities as we bring together these two seasoned and profitable businesses.”

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Drew Industries – page 2 of 2

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, and electric stabilizer jacks. From 41 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for Drew common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management, at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, raw material costs (particularly steel, vinyl, aluminum, glass, and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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